UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 31, 2016
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-32989	94-0787340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⬜	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⬜	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⬜	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⬜	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2016, effective as of May 31, 2016, Yuma Exploration and Production Company, Inc. (“Yuma Exploration”), as borrower and wholly-owned subsidiary of Yuma Energy, Inc. (the “Company”), entered into the Waiver and Tenth Amendment (the “Amendment”) to that certain Credit Agreement dated as of August 10, 2011 (together with all amendments or other modifications, the “Credit Agreement”) with Société Générale, as Administrative Agent and Issuing Bank (the “Administrative Agent”), and each of the lenders and guarantors party thereto.
Pursuant to the Amendment, the spring 2016 scheduled redetermination of Yuma Exploration’s borrowing base was postponed until the termination of the Amendment at which time the borrowing base will be automatically reduced by $9.8 million to $20.0 million unless otherwise reduced by or to a different amount by the lenders under the Credit Agreement. The Amendment terminates upon the earliest of (i) August 15, 2016, if the registration statement on Form S-4 to be filed with the Securities and Exchange Commission pursuant to the pending agreement and plan of merger dated as of February 10, 2016 (the “Merger Agreement”) by and among the Company, Davis Petroleum Acquisition Corp., and two wholly-owned subsidiaries of the Company, has not been declared effective by such date; (ii) the date that is forty-seven days after the date the registration statement on Form S-4 has been declared effective; (iii) September 30, 2016; and (iv) in the event of the termination of the Merger Agreement.
The Amendment also provided a waiver of the (1) financial covenant related to the maximum permitted ratio of funded debt to EBITDA for the fiscal quarters ended September 30, 2015, December 31, 2015 and March 31, 2016; (2) the financial covenant related to the maximum permitted ratio of EBITDA to interest expense for the fiscal quarters ended December 31, 2015 and March 31, 2016; (3) the covenant related to the Company providing audited financial statements for the fiscal year ended December 31, 2015 without containing a “going concern” qualification; and (4) the covenant related to the Company maintaining a certain depository. Also, pursuant to the Amendment, the Company has agreed to pay certain lender fees.
The preceding is a summary of the material provisions of the Amendment and is qualified in its entirety by reference to the complete text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information disclosed under Item 1.01 is incorporated into this Item 2.04 in its entirety.

The Amendment provides that effective as of May 31, 2016, the borrowing base under the Credit Agreement will remain at $29.8 million unless otherwise reduced by or to a different amount by the lenders under the Credit Agreement. The borrowing base was previously scheduled to be automatically reduced from $29.8 million to $20.0 million on May 31, 2016.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1
Waiver and Tenth Amendment to Credit Agreement entered into as of June 6, 2016 and effective as of May 31, 2016, among Yuma Exploration and Production Company, Inc., as Borrower, Société Générale, as Administrative Agent and Issuing Bank, and each of the lenders and guarantors party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

	By:	/s/ Sam L. Banks
	Name:	Sam L. Banks
Date: June 6, 2016	Title:	President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

10.1
Waiver and Tenth Amendment to Credit Agreement entered into as of June 6, 2016 and effective as of May 31, 2016, among Yuma Exploration and Production Company, Inc., as Borrower, Société Générale, as Administrative Agent and Issuing Bank, and each of the lenders and guarantors party thereto.